Exhibit 10.1

FIRST MODIFICATION AGREEMENT

THIS FIRST MODIFICATION AGREEMENT (this "Agreement"), effective as of the 29th day of January 2018, is by and between ACCESS NATIONAL BANK, a national banking association (the "Bank"); and WIDEPOINT CORPORATION, a Delaware corporation, WIDEPOINT INTEGRATED SOLUTIONS CORP., a Virginia corporation, WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION, a Virginia corporation, WIDEPOINT SOLUTIONS CORP., a Delaware corporation, and WIDEPOINT IL, INC., an Illinois corporation (hereinafter individually and collectively called the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated June 15, 2017, made by the Borrower and payable to the order of the Bank, in the original principal amount of Five Million and no/100 Dollars ($5,000,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (as from time to time modified, supplemented and replaced, the "Note"); and

WHEREAS, the Note was issued pursuant to the terms of, and is governed by, that certain Loan and Security Agreement dated June 15, 2017, by and between the Borrower and the Bank (as from time to time modified, supplemented and replaced, the "Loan Agreement"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $_69, 310.13 and the parties hereto desire to modify the terms of the Note and the Loan Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              From and after the effective date hereof, interest on the Note shall accrue and be payable on the outstanding principal balance at one and one-quarter percent (1.25%) over the "Prime Rate" (as defined in the Note).

2.              Section VI(A)(3) of the Loan Agreement is hereby replaced in its entirety with the following:

(3)       Minimum Consolidated Adjusted Tangible Net Worth. WidePoint's Consolidated Adjusted Tangible Net Worth will not be less than $2,000,000.00, to be measured as of the last day of each quarter.

3.              The Bank's covenant modification fee, in the amount of $2,500.00, and the Bank's legal fees, in the amount of $515.00, shall be paid to the Bank as part of this modification.

4.              The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $_69,310.13 and that there are no set-offs or defenses against the Note or the Loan Agreement.

5.               The parties to this Agreement do not intend that this Agreement be construed as a novation of the dote or the Loan Agreement.

6.               Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, s all remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

7.               This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and hall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

WIDEPOINT CORPORATION [SEAL]

By:	/s/ Kito Mussa
Name:	Kito Mussa
Tittle:	EVP/CFO

WIDEPOINT INTEGRATED SOLUTIONS CORP. [SEAL]

By:	/s/ Kito Mussa
Name:	Kito Mussa
Tittle:	EVP/CFO

WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION [SEAL]

By:	/s/ Kito Mussa
Name:	Kito Mussa
Tittle:	EVP/CFO

WIDEPOINT SOLUTIONS CORP. [SEAL]

By:	/s/ Kito Mussa
Name:	Kito Mussa
Tittle:	EVP/CFO

WIDEPOINT IL, INC. [SEAL]

By:	/s/ Kito Mussa
Name:	Kito Mussa
Tittle:	EVP/CFO

ACCESS NATIONAL BANK [SEAL]

By:	/s/ Adam Nails
Adam Nails
Senior Vice President

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